UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/11/2009

Law Enforcement Associates Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49907

Nevada	56-2267438
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2609 Discovery Drive, Suite 125, Raleigh, NC 27616
(Address of principal executive offices, including zip code)

(919) 872-6210
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Election of Directors

On December 3, 2009, Law Enforcement Associates Corporation (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the common stockholders voted for the election of five (5) directors to serve for terms expiring on the date of the next annual meeting of stockholders or until their successors have been duly elected and qualified. We anticipate that the next annual meeting will be held in late spring 2010. The results of the voting in these elections are set forth below.

    Nominee                    Votes For        Votes Withheld        Broker Non-Votes

    Anthony E. Rand         7,915,041           667,453                    -
    James J. Lindsay         7,915,262           667,232                    -
    Joseph A. Jordan         7,915,317           667,177                    -
    William Alan Terry    7,879,834            702,660                     -
    W. Lyndo Tippett         8,299,541           282,953                    -

    Of the 25,782,436 shares outstanding, 21,731,828 shares were present at the Annual Meeting in person or by proxy. Of the shares present, 13,149,334 shares were not voted.

    The five directors elected above constitute the entire Board, and there are no other directors whose terms continue after the meeting.

    At the Board Meeting following the Annual Meeting, Mr. Rand was re-elected as Chairman of the Board.

Independent Committee

        At the December 3, 2009 Board Meeting, the Board also appointed a committee of disinterested directors to investigate allegations made by Paul Feldman, the Company's former President and CEO, in a filing with the U.S. Department of Labor. Mr. Feldman's allegations were previously disclosed in the Company's Form 8-K filed with the Commission on December 1, 2009. The members of the committee are Mr. Tippett, who will act as Chairman, and Mr. Terry. The committee has responsibility for the investigation and the Company's legal defense of the complaint before the Department of Labor. The committee has engaged Lisa Grafstein, of the Law Office of Lisa Grafstein, P.L.L.C., as independent legal counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Law Enforcement Associates Corporation

Date: December 11, 2009	By:	/s/ Paul Briggs
Paul Briggs
Chief Financial Officer